Exhibit 99.1

Contacts:	Kraft Heinz Media Team	Anne-Marie Megela (investors)
	media@kraftheinz.com	anne-marie.megela@kraftheinz.com

KRAFT HEINZ REPORTS SECOND QUARTER 2025 RESULTS;
MAINTAINS FULL YEAR 2025 OUTLOOK
Second Quarter Highlights
•Net sales decreased 1.9%; Organic Net Sales(1) decreased 2.0%
•Gross profit margin decreased 100 basis points to 34.4%; Adjusted Gross Profit Margin(1) decreased 140 basis points to 34.1%
•Operating income was a loss of $8.0 billion, driven by non-cash impairment losses of $9.3 billion; Adjusted Operating Income(1) was $1.3 billion, down 7.5%
•Year-to-date net cash provided by operating activities was $1.9 billion, up 12.6%; Free Cash Flow(1) was $1.5 billion, up 28.5% and Free Cash Flow Conversion(1) increased 31pp to 96%
•Year-to-date return of capital to stockholders was $1.4 billion
PITTSBURGH & CHICAGO – July 30, 2025 – The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the second quarter of 2025.
“We are proud to play a vital role in families’ lives, and our commitment to delivering superior, affordable, and accessible products is unwavering,” said Carlos Abrams-Rivera, CEO of Kraft Heinz. “Our second quarter top line results reflect this dedication, improving from the first quarter.”
The Company’s investments in product improvements and manufacturing capabilities are paying off, driving brand and product superiority that is resonating with consumers. “We are delivering value and driving improvement, underpinned by our Brand Growth System and our Go To Market model,” Abrams-Rivera added.
Looking ahead, Kraft Heinz is confident in its ability to drive long-term profitable growth. “We are excited about the future and the momentum we’re building across our business,” Abrams-Rivera said. “We are generating strong cash flow, maintaining our target Net Leverage ratio, and returning capital to stockholders, providing us with solid financial flexibility.”

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	June 28, 2025	June 29, 2024	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$4,757	$4,921	(3.3)%	(3.2)%	0.2 pp	(3.4) pp
International Developed Markets	897	885	1.3%	(2.2)%	0.7 pp	(2.9) pp
Emerging Markets(a)	698	670	4.2%	7.6%	5.2 pp	2.4 pp
Kraft Heinz	$6,352	$6,476	(1.9)%	(2.0)%	0.7 pp	(2.7) pp
(a)    Emerging Markets represents the aggregation of our West and East Emerging Markets (“WEEM”) and Asia Emerging Markets (“AEM”) operating segments.

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	June 28, 2025	June 29, 2024	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Six Months Ended
North America	$9,245	$9,749	(5.2)%	(4.8)%	0.4 pp	(5.2) pp
International Developed Markets	1,714	1,740	(1.5)%	(2.0)%	0.2 pp	(2.2) pp
Emerging Markets(a)	1,392	1,398	(0.4)%	5.7%	4.8 pp	0.9 pp
Kraft Heinz	$12,351	$12,887	(4.2)%	(3.3)%	0.9 pp	(4.2) pp
(a)    Emerging Markets represents the aggregation of our West and East Emerging Markets (“WEEM”) and Asia Emerging Markets (“AEM”) operating segments.

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Six Months Ended
	June 28, 2025	June 29, 2024	% Chg vs PY	June 28, 2025	June 29, 2024	% Chg vs PY
Gross profit	$2,183	$2,294	(4.8)%	$4,247	$4,537	(6.4)%
Operating income/(loss)	(7,974)	522	(1,627.6)%	(6,778)	1,824	(471.6)%
Net income/(loss)	(7,823)	100	(7,923.0)%	(7,109)	904	(886.4)%
Net income/(loss) attributable to common shareholders	(7,824)	102	(7,770.6)%	(7,112)	903	(887.6)%
Diluted EPS	$(6.60)	$0.08	(8,350.0)%	$(5.98)	$0.74	(908.1)%

Adjusted EPS(1)	0.69	0.78	(11.5)%	1.31	1.47	(10.9)%
Adjusted Operating Income(1)	$1,276	$1,380	(7.5)%	$2,475	$2,645	(6.4)%

Q2 2025 Financial Summary
•Net sales decreased 1.9 percent versus the year-ago period to $6.4 billion, including a 0.1 percentage point favorable impact from foreign currency. Organic Net Sales(1) decreased 2.0 percent versus the prior year period. Price increased 0.7 percentage points versus the prior year period, with increases in each reportable segment that were largely driven by higher pricing that was taken in certain categories to mitigate higher input costs, primarily in coffee. Volume/mix declined 2.7 percentage points versus the prior year period, with declines in the North America and International Developed Markets segments, partially offset by volume/mix growth in the Emerging Markets segment. Unfavorable volume/mix was primarily driven by declines in cold cuts, coffee, Lunchables, frozen snacks, and powdered beverages.
•Operating Income decreased 1,627.6 percent versus the year-ago period to a loss of $8.0 billion, primarily driven by non-cash impairment losses of $9.3 billion in the current year. This impairment charge was primarily driven by a sustained decline in our share price and market capitalization. Adjusted Operating Income(1) decreased 7.5 percent versus the year-ago period to $1.3 billion, primarily driven by increased commodity cost inflation, which more than offset our efficiency initiatives, and unfavorable volume/mix. These impacts were partially offset by higher pricing and decreased selling, general and administrative expenses, primarily due to lower advertising, and the favorable impact from foreign currency (0.2 pp).
•Diluted EPS decreased 8,350.0 percent versus the prior year period to $(6.60), primarily driven by non-cash impairment losses in the current year. Adjusted EPS(1) was $0.69, down 11.5 percent versus the prior year period, primarily driven by lower Adjusted Operating Income and higher taxes on adjusted earnings, partially offset by fewer shares outstanding.
•Net cash provided by/(used for) operating activities was $1.9 billion, up 12.6 percent versus the year-ago period. This increase was primarily driven by favorable improvements in working capital, predominantly within accounts payable, as well as lower cash outflows from variable compensation in the 2025 period compared to the 2024 period. These impacts were partially offset by lower Adjusted Operating Income. Free Cash Flow(1) was $1.5 billion, up 28.5 percent versus the prior year period, driven by the same net cash provided by/(used for) operating activities discussed above and a decrease in capital expenditures in the current year.
•Capital Return: Year to date, the Company paid $951 million in cash dividends and repurchased $435 million of common stock. Of the $435 million in share repurchases, approximately $400 million were repurchased under the Company’s publicly announced share repurchase program. As of June 28, 2025, the Company had remaining authorization to repurchase approximately $1.5 billion of common stock under the publicly announced share repurchase program.

Strategic Transactions
As announced in May, Kraft Heinz has been evaluating potential strategic transactions to unlock long-term shareholder value. The Company is actively progressing with its evaluation which includes a rigorous review of a broad range of options. It remains laser-focused on driving profitable long-term growth and value creation.
There can be no assurance that the Company’s assessment process will result in any transaction, or any assurance as to its outcome or timing. The Company has not set a timetable for completion of this process and does not intend to make any further announcements regarding the process unless and until it determines that further disclosure is appropriate or necessary.
Outlook
For fiscal year 2025, the Company is reaffirming its outlook. The Company continues to expect:
•Organic Net Sales(1)(2) down 1.5 to down 3.5 percent versus the prior year.
•Constant Currency Adjusted Operating Income(1)(2) down 5 percent to down 10 percent versus the prior year. This includes the impact of lapping lower variable compensation in 2024, which is an approximate 150 basis point headwind. This also contemplates an Adjusted Gross Profit Margin(1)(2) that is now expected to be at the lower end of down 25 to down 75 basis points versus the prior year.
•Adjusted EPS(1)(2) in the range of $2.51 to $2.67. The Company continues to expect an effective tax rate on Adjusted EPS to be approximately 26 percent, which reflects an approximate $0.23 cent headwind year-over-year. This increase in the effective tax rate is primarily driven by the impact of several countries enacting the global minimum tax regulations. It is partially offset by the annual go forward benefit related to the transfer of certain business operations completed in the fourth quarter of 2024. Additionally, the Company continues to expect interest expense to be approximately $960 million and other expense/(income) to be approximately ($230) million for the full year. This guidance does not reflect any impact from future potential share repurchases.
•Free Cash Flow(1)(2) flat versus the prior year, with Free Cash Flow Conversion(1)(2) of at least 95 percent. This is driven by working capital efficiencies and lower cash outflows for variable compensation, partially offset by a higher cash tax primarily driven by the impact of several countries enacting the global minimum tax regulations.
End Notes
(1)Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)Guidance for Organic Net Sales, Adjusted Gross Profit Margin, Constant Currency Adjusted Operating Income, Adjusted EPS, Free Cash Flow, and Free Cash Flow Conversion is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, equity award compensation expense, nonmonetary currency devaluation, and debt prepayment and extinguishment (benefit)/costs, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's second quarter 2025 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question-and-answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.
ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2024 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of eight consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “accelerate,” “anticipate,” “believe,” “commit,” “continue,” “expect,” “will,” “guidance,” and “outlook,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the influence of the Company's largest stockholder; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of sales of the Company's common stock in the public market; the impact of the Company’s share repurchases or any change in the Company’s share repurchase activity; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; disruptions in the global economy caused by geopolitical conflicts, unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, the imposition of increased or new tariffs, instability in financial institutions, general economic slowdown, recession, or a potential U.S. federal government shutdown); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations and the final determination of tax audits, including transfer pricing matters, and any related litigation; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (“SEC”). The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.
We use our investor relations website, ir.kraftheinzcompany.com, as a routine channel for distribution of important, and often material, information about Kraft Heinz, including quarterly and annual earnings results and presentations, press releases and other announcements, webcasts, analyst presentations, investor days, sustainability initiatives, financial information, and corporate governance practices, as well as archives of past presentations and events. We encourage you to follow our investor relations website in addition to our filings with the SEC to receive timely information about the Company. The information on our website is not part of this press release and shall not be deemed to be incorporated by reference into any filings we make with the SEC.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income/(Loss), Adjusted EPS, Free Cash Flow, and Net Leverage which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), operating income/(loss), gross profit, diluted earnings per share (“EPS”), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s underlying operations. The Company believes:
•Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income/(Loss), and Adjusted EPS provide important comparability of underlying operating results, allowing investors and management to assess the Company’s operating performance on a consistent basis; and
•Free Cash Flow and Net Leverage provide measures of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and are factors used in determining the Company’s borrowing capacity and the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes.
Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.

Definitions
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate.
Adjusted Operating Income is defined as operating income/(loss) excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized gains/(losses) on commodity hedges (the unrealized gains and losses are recorded in general corporate expenses until realized; once realized, the gains and losses are recorded in the applicable segment’s operating results), impairment losses, and certain non-ordinary course legal and regulatory matters. The Company also presents Adjusted Operating Income on a constant currency basis (Constant Currency Adjusted Operating Income). The Company calculates the impact of currency on Adjusted Operating Income by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate.
Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS are defined as gross profit, net income/(loss), and diluted earnings per share, respectively, excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment (benefit)/costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales.
Net Leverage is defined as debt less cash, cash equivalents and short-term investments divided by Adjusted EBITDA. Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities).
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

				Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales	$6,352	$6,476	$12,351	$12,887
Cost of products sold	4,169	4,182	8,104	8,350
Gross profit	2,183	2,294	4,247	4,537
Selling, general and administrative expenses, excluding impairment losses	891	918	1,759	1,859
Goodwill impairment losses	6,694	854	6,694	854
Intangible asset impairment losses	2,572	—	2,572	—
Selling, general and administrative expenses	10,157	1,772	11,025	2,713
Operating income/(loss)	(7,974)	522	(6,778)	1,824
Interest expense	240	229	469	455
Other expense/(income)	(47)	(55)	(98)	(8)
Income/(loss) before income taxes	(8,167)	348	(7,149)	1,377
Provision for/(benefit from) income taxes	(344)	248	(40)	473
Net income/(loss)	(7,823)	100	(7,109)	904
Net income/(loss) attributable to noncontrolling interest	1	(2)	3	1
Net income/(loss) attributable to common shareholders	$(7,824)	$102	$(7,112)	$903

Basic shares outstanding	1,185	1,212	1,190	1,213
Diluted shares outstanding	1,185	1,216	1,190	1,219

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$(6.60)	$0.08	$(5.98)	$0.74
Diluted earnings/(loss) per share	(6.60)	0.08	(5.98)	0.74

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 28, 2025
North America	$4,757	$(4)	$—	$4,761
International Developed Markets	897	31	—	866
Emerging Markets	698	(3)	—	701
Kraft Heinz	$6,352	$24	$—	$6,328

June 29, 2024
North America	$4,921	$—	$—	$4,921
International Developed Markets	885	—	—	885
Emerging Markets	670	16	2	652
Kraft Heinz	$6,476	$16	$2	$6,458

Year-over-year growth rates
North America	(3.3)%	(0.1) pp	0.0 pp	(3.2)%	0.2 pp	(3.4) pp
International Developed Markets	1.3%	3.5 pp	0.0 pp	(2.2)%	0.7 pp	(2.9) pp
Emerging Markets	4.2%	(3.1) pp	(0.3) pp	7.6%	5.2 pp	2.4 pp
Kraft Heinz	(1.9)%	0.1 pp	0.0 pp	(2.0)%	0.7 pp	(2.7) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Six Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 28, 2025
North America	$9,245	$(31)	$—	$9,276
International Developed Markets	1,714	8	—	1,706
Emerging Markets	1,392	(37)	—	1,429
Kraft Heinz	$12,351	$(60)	$—	$12,411

June 29, 2024
North America	$9,749	$—	$—	$9,749
International Developed Markets	1,740	—	—	1,740
Emerging Markets	1,398	36	10	1,352
Kraft Heinz	$12,887	$36	$10	$12,841

Year-over-year growth rates
North America	(5.2)%	(0.4) pp	0.0 pp	(4.8)%	0.4 pp	(5.2) pp
International Developed Markets	(1.5)%	0.5 pp	0.0 pp	(2.0)%	0.2 pp	(2.2) pp
Emerging Markets	(0.4)%	(5.3) pp	(0.8) pp	5.7%	4.8 pp	0.9 pp
Kraft Heinz	(4.2)%	(0.8) pp	(0.1) pp	(3.3)%	0.9 pp	(4.2) pp

				Schedule 4
The Kraft Heinz Company Reconciliation of Operating Income/(Loss) to Adjusted Operating Income (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Operating income/(loss)	$(7,974)	$522	$(6,778)	$1,824
Restructuring activities	—	3	4	—
Unrealized losses/(gains) on commodity hedges	(16)	1	(17)	(33)
Impairment losses	9,266	854	9,266	854
Adjusted Operating Income	$1,276	$1,380	$2,475	$2,645

Segment Adjusted Operating Income:
North America	$1,173	$1,341	$2,274	$2,556
International Developed Markets	136	126	263	262
Total Segment Adjusted Operating Income	1,309	1,467	2,537	2,818
Emerging Markets Segment Adjusted Operating Income(a)	100	66	199	148
General corporate expenses	(133)	(153)	(261)	(321)
Adjusted Operating Income	$1,276	$1,380	$2,475	$2,645
(a) Segment Adjusted Operating Income for Emerging Markets, which represents the combination of our WEEM and AEM operating segments, is defined and presented consistently with the Segment Adjusted Operating Income of our reportable segments - North America and International Developed Markets.

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted Operating Income to Constant Currency Adjusted Operating Income For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted Operating Income	Currency	Constant Currency Adjusted Operating Income
June 28, 2025
North America	$1,173	$(1)	$1,174
International Developed Markets	136	8	128
Emerging Markets	100	1	99
General corporate expenses	(133)	(2)	(131)
Kraft Heinz	$1,276	$6	$1,270

June 29, 2024
North America	$1,341	$—	$1,341
International Developed Markets	126	—	126
Emerging Markets	66	3	63
General corporate expenses	(153)	—	(153)
Kraft Heinz	$1,380	$3	$1,377

Year-over-year growth rates
North America	(12.5)%	(0.1) pp	(12.4)%
International Developed Markets	8.2%	5.7 pp	2.5%
Emerging Markets	52.3%	(4.0) pp	56.3%
General corporate expenses	(13.2)%	1.2 pp	(14.4)%
Kraft Heinz	(7.5)%	0.2 pp	(7.7)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted Operating Income to Constant Currency Adjusted Operating Income For the Six Months Ended (dollars in millions) (Unaudited)
	Adjusted Operating Income	Currency	Constant Currency Adjusted Operating Income
June 28, 2025
North America	$2,274	$(5)	$2,279
International Developed Markets	263	6	257
Emerging Markets	199	(1)	200
General corporate expenses	(261)	(1)	(260)
Kraft Heinz	$2,475	$(1)	$2,476

June 29, 2024
North America	$2,556	$—	$2,556
International Developed Markets	262	—	262
Emerging Markets	148	7	141
General corporate expenses	(321)	—	(321)
Kraft Heinz	$2,645	$7	$2,638

Year-over-year growth rates
North America	(11.0)%	(0.2) pp	(10.8)%
International	0.3%	2.1 pp	(1.8)%
Emerging Markets	34.5%	(6.5) pp	41.0%
General corporate expenses	(18.9)%	0.1 pp	(19.0)%
Kraft Heinz	(6.4)%	(0.3) pp	(6.1)%

										Schedule 7
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	June 28, 2025
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,183	$10,157	$(7,974)	$240	$(47)	$(8,167)	$(344)	$(7,823)	$1	$(7,824)	$(6.60)
Items Affecting Comparability
Restructuring activities	1	1	—	—	(10)	10	3	7	—	7	0.01
Unrealized losses/(gains) on commodity hedges	(16)	—	(16)	—	—	(16)	(4)	(12)	—	(12)	(0.01)
Impairment losses	—	(9,266)	9,266	—	—	9,266	626	8,640	—	8,640	7.28
Nonmonetary currency devaluation	—	—	—	—	(7)	7	—	7	—	7	0.01
Certain significant discrete income tax items	—	—	—	—	—	—	(3)	3	—	3	—
Adjusted Non-GAAP Results	$2,168		$1,276					$822			$0.69

										Schedule 8
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	June 29, 2024
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,294	$1,772	$522	$229	$(55)	$348	$248	$100	$(2)	$102	$0.08
Items Affecting Comparability
Restructuring activities	1	(2)	3	—	1	2	—	2	—	2	—
Unrealized losses/(gains) on commodity hedges	1	—	1	—	—	1	1	—	—	—	—
Impairment losses	—	(854)	854	—	—	854	—	854	—	854	0.70
Losses/(gains) on sale of business	—	—	—	—	1	(1)	13	(14)	—	(14)	—
Nonmonetary currency devaluation	—	—	—	—	(1)	1	—	1	—	1	—
Adjusted Non-GAAP Results	$2,296		$1,380					$943			$0.78

										Schedule 9
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Six Months Ended
	June 28, 2025
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$4,247	$11,025	$(6,778)	$469	$(98)	$(7,149)	$(40)	$(7,109)	$3	$(7,112)	$(5.98)
Items Affecting Comparability
Restructuring activities	(1)	(5)	4	—	(10)	14	4	10	—	10	0.01
Unrealized losses/(gains) on commodity hedges	(17)	—	(17)	—	—	(17)	(4)	(13)	—	(13)	(0.01)
Impairment losses	—	(9,266)	9,266	—	—	9,266	626	8,640	—	8,640	7.26
Nonmonetary currency devaluation	—	—	—	—	(21)	21	—	21	—	21	0.02
Certain significant discrete income tax items	—	—	—	—	—	—	(16)	16	—	16	0.01
Adjusted Non-GAAP Results	$4,229		$2,475					$1,565			$1.31

										Schedule 10
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Six Months Ended
	June 29, 2024
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$4,537	$2,713	$1,824	$455	$(8)	$1,377	$473	$904	$1	$903	$0.74
Items Affecting Comparability
Restructuring activities	2	2	—	—	1	(1)	(1)	—	—	—	—
Unrealized losses/(gains) on commodity hedges	(33)	—	(33)	—	—	(33)	(7)	(26)	—	(26)	(0.02)
Impairment losses	—	(854)	854	—	—	854	—	854	—	854	0.70
Losses/(gains) on sale of business	—	—	—	—	(79)	79	25	54	—	54	0.05
Nonmonetary currency devaluation	—	—	—	—	(4)	4	—	4	—	4	—
Adjusted Non-GAAP Results	$4,506		$2,645					$1,790			$1.47

			Schedule 11
The Kraft Heinz Company Adjusted Gross Profit Margin (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Adjusted Gross Profit	$2,168	$2,296	$4,229	$4,506
Net sales	6,352	6,476	12,351	12,887

Adjusted Gross Profit Margin	34.1%	35.5%	34.2%	35.0%

		Schedule 12
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	June 28, 2025	June 29, 2024	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.82	$0.89	$(0.07)
Interest expense	(0.15)	(0.15)	—
Other expense/(income)	0.04	0.04	—
Effective tax rate	(0.03)	—	(0.03)
Effect of share repurchases	0.01	—	0.01
Adjusted EPS	$0.69	$0.78	$(0.09)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended June 28, 2025 and June 29, 2024.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended June 28, 2025 and June 29, 2024.

		Schedule 13
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Six Months Ended
	June 28, 2025	June 29, 2024	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$1.59	$1.71	$(0.12)
Interest expense	(0.30)	(0.30)	—
Other expense/(income)	0.08	0.06	0.02
Effective tax rate	(0.09)	—	(0.09)
Effect of share repurchases	0.03	—	0.03
Adjusted EPS	$1.31	$1.47	$(0.16)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.08 for the six months ended June 28, 2025 and June 29, 2024.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.02 for the six months ended June 28, 2025 and June 29, 2024.

	Schedule 14
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	June 28, 2025	December 28, 2024
ASSETS
Cash and cash equivalents	$1,567	$1,334
Trade receivables, net	2,344	2,147
Inventories	3,567	3,376
Prepaid expenses	258	215
Marketable securities	997	—
Other current assets	508	583
Total current assets	9,241	7,655
Property, plant and equipment, net	7,251	7,152
Goodwill	22,226	28,673
Intangible assets, net	37,782	40,099
Other non-current assets	5,081	4,708
TOTAL ASSETS	$81,581	$88,287
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$—	$—
Current portion of long-term debt	1,904	654
Accounts payable	4,340	4,188
Accrued marketing	749	697
Interest payable	281	263
Other current liabilities	1,350	1,451
Total current liabilities	8,624	7,253
Long-term debt	19,307	19,215
Deferred income taxes	9,103	9,679
Accrued postemployment costs	139	135
Long-term deferred income	1,348	1,374
Other non-current liabilities	1,568	1,306
TOTAL LIABILITIES	40,089	38,962
Redeemable noncontrolling interest	7	6
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	52,196	52,135
Retained earnings/(deficit)	(5,895)	2,171
Accumulated other comprehensive income/(losses)	(2,319)	(2,915)
Treasury stock, at cost	(2,636)	(2,218)
Total shareholders' equity	41,358	49,185
Noncontrolling interest	127	134
TOTAL EQUITY	41,485	49,319
TOTAL LIABILITIES AND EQUITY	$81,581	$88,287

	Schedule 15
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flows (in millions) (Unaudited)
	For the Six Months Ended
	June 28, 2025	June 29, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$(7,109)	$904
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	472	469
Divestiture-related license income	(26)	(27)
Equity award compensation expense	53	65
Deferred income tax provision/(benefit)	(595)	(48)
Postemployment benefit plan contributions	(8)	(9)
Goodwill and intangible asset impairment losses	9,266	854
Nonmonetary currency devaluation	21	4
Loss/(gain) on sale of business	—	79
Other items, net	(28)	(60)
Changes in current assets and liabilities:
Trade receivables	(123)	(113)
Inventories	(164)	(101)
Accounts payable	109	(40)
Other current assets	1	(114)
Other current liabilities	60	(150)
Net cash provided by/(used for) operating activities	1,929	1,713
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(425)	(543)
Purchases of marketable securities	(1,033)	—
Proceeds from sale of marketable securities	45	—
Proceeds from sale of business, net of cash disposed and working capital adjustments	9	3
Payments to acquire intangible assets	—	(140)
Other investing activities, net	56	48
Net cash provided by/(used for) investing activities	(1,348)	(632)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(676)	(606)
Proceeds from issuance of long-term debt	1,620	593
Dividends paid	(951)	(969)
Repurchases of common stock	(435)	(537)
Other financing activities, net	19	(46)
Net cash provided by/(used for) financing activities	(423)	(1,565)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	68	(18)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	226	(502)
Balance at beginning of period	1,486	1,404
Balance at end of period	$1,712	$902

	Schedule 16
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Six Months Ended
	June 28, 2025	June 29, 2024
Net cash provided by/(used for) operating activities	$1,929	$1,713
Capital expenditures	(425)	(543)
Free Cash Flow	$1,504	$1,170

Adjusted Net Income/(Loss)	$1,565	$1,790
Free Cash Flow Conversion	96%	65%